Exhibit 10.5

Exclusive Consultation and Technical Service Agreement

between

Beijing Kingsoft Cloud Network Technology Co., Ltd.

and

Beijing Kingsoft Cloud Technology Co., Ltd.

9 November 2012

Exclusive Consultation and Technical Service Agreement

This Exclusive Consultation and Technical Service Agreement (hereinafter referred to as “this Agreement”) was executed by and between the following two parties on 9 November 2012:

1.	Party A: Beijing Kingsoft Cloud Network Technology Co., Ltd. (hereinafter referred to as the “Company”)

Registered address: Room 3F02, No. 33 Xiaoying West Road, Haidian District, Beijing

Legal representative: Lei Jun

2.	Party B: Beijing Kingsoft Cloud Technology Co., Ltd. (hereinafter referred to as the “WFOE”)

Registered address: Room 3F02, No. 33 Xiaoying West Road, Haidian District, Beijing

Legal representative: Zhang Hongjiang

(Party A and Party B are jointly referred to as “two (both) parties” or severally as “either party” herein.)

Introduction

Whereas, Party A is a company with limited liability duly incorporated and legally subsisting in Zhuhai, the PRC, which is mainly engaged in technological development, technical services and technological consultation; computer system services; sale of self-developed products, computers, software & auxiliary equipment and communication products (excluding projects without administrative permissions);

Whereas, Party B is a wholly foreign-owned enterprise duly incorporated and legally subsisting in Beijing, the PRC, whose business scope is technological development, technological services and technological consultation for computer software and hardware, cloud storage software; computer system integration; sale of self-developed software products; wholesale of computer software and hardware & auxiliary equipment and communication products (not involving commodities under state trade administration; for commodities subject to quota license administration, relevant application procedures shall be gone through in accordance with the relevant provisions of the state);

Whereas, Party A needs Party B to provide it with consultation and technical services relating to Party A’s business (as defined below), and Party B also agrees to provide such services to Party A.

Upon amicable negotiation, the two parties hereby arrive at the following agreement:

Article 1 Definitions

1.1	Unless otherwise specified herein or indicated by the context, the following terms shall have the following meanings in this Agreement:

“Party A’s business”	all business activities that Party A is operating and developing and will operate and develop at any time during the validity period of this Agreement, including but not limited to technological development, technical services and technological consultation; computer system services; sale of self-developed products, computers, software and auxiliary equipment, communication products and other related businesses operated by Party A.

“Services”

services relating to Party A’s business, as exclusively provided by Party B to Party A within its business cope, including but not limited to:

(1)   Permitting Party A’s use of relevant software, copyright and proprietary technology necessary for Party A’s business, to which Party B is legally entitled;

(2)   Providing Party A with the overall solutions for business operation and management technology necessary for Party A’s business;

(3)   Daily management, maintenance and update of hardware equipment and database;

(4)   Development, maintenance and update of relevant application software necessary for Party A’s business;

(5)   Technological training for relevant staff of Party A;

(6)   Assisting Party A in collecting and studying technological information;

(7)   Other related services provided from time to time at Party A’s request.

“Annual business plan”	Party A’s business development plan and budget report for the following calendar year formulated by Party A under the assistance of Party B before 30 November every year according to this Agreement.

“Service fees”	all fees payable by Party A to Party B for the services provided by Party B according to Article 3 hereof.

“Equipment”	any and all equipment that Party B owns or purchases from time to time, and uses for the purpose of providing the services.

“Business-related technologies”	any and all software and technologies relating to Party A’s business, as developed by Party A based on the services provided by Party B hereunder.

“Customer information”	has the meaning conferred in Article 6.1 hereof.

“Confidential information”	has the meaning conferred in Article 6.2 hereof.

“Defaulting party”	has the meaning conferred in Article 11.1 hereof.

“Default”	has the meaning conferred in Article 11.1 hereof.

“The Rights”	has the meaning conferred in Article 13.5 hereof.

1.2	Citations of any laws and regulations (hereinafter referred to as “laws”) herein shall be deemed to:

(1)

Simultaneously include citations of amendments, changes, supplements and re-enactions in respect of these laws, regardless of whether they enter into force before or after conclusion of this Agreement; and

(2)	Simultaneously include citations of other decisions, notifications and rules which are formulated according to these laws or become effective due to these laws.

1.3	Save as otherwise specified in this Agreement, article, clause, item and paragraph herein shall refer to the corresponding contents herein.

Article 2 Services

2.1	In the validity period of this Agreement, Party B shall diligently provide services for Party A according to Party A’s business needs.

2.2	To provide excellent services, Party B shall provide Party A with the right to use the computer and network hardware equipment needed for Party A’s business.

2.3

Party B shall provide various equipment and personnel reasonably needed for providing services and purchase and add new equipment and new personnel according to Party A’s annual business plans and as reasonably required by Party A, so as to provide excellent services for Party A according to this Agreement.

2.4	For the purpose of providing services according to this Agreement, Party B shall communicate with Party A on various information relating to Party A’s business.

2.5

Albeit other provisions in this Agreement, Party B shall have the right to designate any third party to provide any or all of the services under this Agreement, or fulfil Party B’s obligations under this Agreement on Party B’s behalf. Party A hereby agrees that Party B has the right to transfer its rights and obligations under this Agreement to any third party.

Article 3 Expenses

3.1	Regarding the services provided by Party B according to this Agreement, Party A shall pay service fees to Party B as per the following methods:

3.1.1	performance-related service fee equivalent to 100% of the balance of Party A’s business revenue in the then year less Party A’s business cost recognized by the two parties; and

3.1.2	service fee for specific consultation services and technical services provided by Party B according to Party A’s requirements from time to time, as otherwise agreed upon by the two parties.

3.2	In the validity period of this Agreement, Party B shall have the right to adjust the aforesaid service fees at its own discretion without needing to seek the consent of Party A.

3.3	Regarding depreciation of the equipment actually provided by Party B for Party A’s use, Party B may require Party A to make compensation according to actual conditions.

3.4	The two parties agree to pay the service fees as per the following provisions:

3.4.1

Party A shall pay the performance-related service fee on a yearly basis. After the end of each fiscal year of Party A, Party A and Party B shall calculate the actual performance-related service fee payable by Party A based on the total amount of pre-tax income of Party A in the previous year as confirmed in the audit report issued by the Chinese CPA firm recognized by the two parties. Party A shall pay Party B relevant performance-related service fee within fifteen (15) workdays after the issue of audit report. Party A undertakes to Party B that it will provide all necessary data and assistance for the aforesaid CPA firm and urge the CPA firm to complete and issue to the two parties the audit report of the previous year within thirty (30) workdays after the end of each Gregorian calendar year.

3.4.2	The methods of payment of the service fees specified in Article 3.1.2 of this Agreement shall be otherwise specified by the two parties.

3.5

Party A shall, according to this article, pay all the service fees to the bank account designated by Party B in due time. If Party B changes its bank account, it shall send a written notice to Party A seven (7) workdays in advance.

3.6

The two parties agree that in principle, the payment of the aforesaid service fees shall not put either party in operation difficulty in the then year. For the aforesaid purpose and based on the aforesaid principle, Party B agrees that Party A may defer payment of the service fees, or upon negotiation between the two parties, may adjust in writing the percentage and/or specific amount of the service fees payable by Party A to Party B under Article 3.1.

3.7	The service fees payable by Party A to Party B according to Article 3.1.2 shall be otherwise determined by the two parties in writing according to the nature of service and workload.

3.8	Tax burdens incurred to the two parties due to performance of this Agreement shall be borne by the two parties respectively.

Article 4 Party A’s Obligations

4.1

Party B’s services in this Agreement shall be exclusive. In the validity period of this Agreement, without the prior written consent of Party B, Party A shall not conclude any agreement with any third party to or otherwise accept other services provided by the said third party, which are the same as or similar to Party B’s services.

4.2

Before 30 November every year, Party A shall provide Party B with its annual business plan determined for the next year so that Party B can arrange relevant service plans and add necessary software, equipment, personnel and Consultation and technical service forces. If Party A temporarily needs extra equipment or personnel to be provided by Party B, it shall consult with Party B fifteen (15) days in advance in order to reach a consensus with Party B.

4.3	To facilitate Party B’s provision of services, Party A shall, as required by Party B, responsively provide Party B with relevant materials it requires.

4.4	Party A shall timely and fully pay Party B service fees according to Article 3 herein.

4.5	Party A shall maintain its good reputation and actively expand its business to maximize its benefits.

4.6

During the validity period of this Agreement, Party A agrees to help Party B and its parent company (whether directly or indirectly) with audit of connected transactions and other various audits and provide Party B, its parent company or auditors entrusted thereby with relevant information and materials in relation to Party A’s operations, businesses, customers, finance and staff, and permit Party B’s parent company to disclose such information and materials to meet the regulatory requirements in the place where its securities are listed.

4.7

Party A shall compensate Party B for and protect Party B from any damage arising from any lawsuits or claims against Party B caused or incurred by the consultations and services provided by Party B upon request by Party A or any losses, damages, liabilities or expenses incurred by other requirements, unless such losses, damages, liabilities or expenses are caused by Party B’s serious negligence or wilful misconduct.

Article 5 Intellectual Property Rights

5.1

The intellectual property rights already in Party B’s possession before conclusion of this Agreement shall belong to Party B; and those obtained by Party B during the term of this Agreement, including intellectual property rights of work achievements made during provision of services, shall, severally or jointly, belong to Party B and/or third parties designated thereby.

5.2

As Party A relies on Party B’s services provided under this Agreement in developing its business, both parties shall agree that the ownership and other related rights of the business-related technologies (regardless of whether they are obtained through further development of Party A upon entrustment by Party B, or through joint development of Party A and Party B, or through Party A’s further independent development) developed by Party A based on such services shall be otherwise determined upon negotiation at that time.

5.3

Where both parties agree, upon negotiation, according to Article 5.2 that the ownership of the business-related technologies developed by Party A based on the services provided by Party B belong to Party A, then

(1)	Party A shall timely inform Party B of the details of such business-related technologies, and provide relevant data as required by Party B;

(2)

if Party A intends to transfer or license others to use such business-related technologies, Party A shall pre-emptively transfer such business-related technologies to Party B or pre-emptively grant Party B the exclusive license without violating compulsory provisions of the PRC laws, and Party B may use such business-related technologies within the specific scope of transfer or license of Party A (but Party B shall be entitled to decide whether to accept such transfer or license); Party A may transfer to third parties the ownership of such business-related technologies or grant the license to third parties based on the conditions not more favourable than those it proposes to Party B (including but not limited to transfer price or license fee) only when Party B waives the right of first refusal to purchase the ownership of such business-related technologies or waives the exclusive right of use, and shall warrant that such third parties will fully observe and fulfil Party A’s obligations under this Agreement;

(3)

except for the right of first refusal mentioned in the Paragraph (2) above, within the term of this Agreement, Party B shall have the right to request purchase of such business-related technologies, in which case Party A shall accept such purchase request of Party B without violating compulsory provisions of the PRC laws, and the purchase price shall be the minimum price permitted by the PRC laws at that time.

5.4	Where Party B is licensed to exclusively use business-related technologies according to Paragraph (2) of Article 5.3 herein, such license shall be granted according to the following requirements:

(1)	The license shall be valid for at least five (5) years (starting from the date of entry into force of relevant license agreement);

(2)	The scope of rights licensed shall be defined in a scope to the greatest extent possible;

(3)	Within the licensing period and scope, no parties (including Party A) other than Party B shall, in any form, use or license others to use the said business-related technologies;

(4)	Without violating the conditions under Paragraph (3) of Article 5.4, Party A has the right to decide at its discretion whether to permit another third party to use such related technologies;

(5)

Upon expiration of the license term, Party B has the right to require renewal of the license agreement and Party A shall agree, in which case the terms of the license agreement shall remain unchanged unless otherwise approved by Party B.

5.5

Notwithstanding the provisions under Paragraph (2) of Article 5.3 above, patent application for any business-related technologies described in the said paragraph shall be carried out in accordance with the following provisions:

(1)	If Party A wishes to apply for a patent for any business-related technologies described in the said paragraph, it shall obtain the written consent of Party B in advance.

(2)

Party A may only apply, at its discretion, for a patent or transfer such right to apply to a third party when Party B waives its right to purchase the patent application right for such business-related technologies. If Party A transfers the aforementioned patent application right to a third party, Party A shall ensure that such third party will fully comply with and perform the obligations of Party A under this Agreement; meanwhile, the conditions (including but not limited to the transfer price) for Party A to transfer the patent application right to the third party shall not be better than the conditions it has provided to Party B in accordance with the provisions under Paragraph (3) of Article 5.5.

(3)

During the term of this Agreement, Party B may, at any time, require Party A to file a patent application for such business-related technologies and decide at its discretion whether to purchase such patent application right. Upon the request of Party B, Party A shall transfer such patent application right to Party B without violating the compulsory provisions of the PRC laws, and the transfer price shall be the minimum price permitted by the PRC laws at that time; after Party B obtains the patent application right for such business-related technologies, files a patent application and is granted the patent, it shall become the legal owner of the patent.

5.6

The two parties assure each other that they will compensate the other party for any and all economic losses caused by their infringement of the intellectual property rights of others (including copyright, trademark, patent and proprietary technology).

Article 6 Confidentiality Obligation

6.1

During the validity period of this Agreement, all customer information and other relevant data (hereinafter referred to as the “customer information”) in relation to Party A’s business and the services provided by Party B shall be jointly owned by the two parties.

6.2

Regardless of whether this Agreement has been terminated or not, both parties shall strictly keep confidential the trade secrets, proprietary information, customer information and all other information of confidential nature (hereinafter collectively referred to as the “confidential information”) which are acquired by them during the conclusion and performance of this Agreement. Either party receiving the confidential information shall not disclose any confidential information to any other third parties unless with the prior written consent of the party providing the confidential information or in accordance with relevant laws, regulations or requirements of the place where the related company of either party is listed. Except for the purpose of performing this Agreement, the receiving party shall not use or indirectly use any confidential information.

6.3	The following information shall not be deemed as confidential information:

(1)	any information provided by written evidence to have been previously obtained by the receiving party through legal means;

(2)	any information that is made public for a reason not ascribable to the receiving party; or

(3)	any information obtained by the receiving party through other legal means after receiving such information.

6.4

The receiving party may disclose the confidential information to its relevant employee, agent or a professional hired by it on the condition that it shall ensure that the said persons comply with the relevant terms and conditions in this Agreement and that it shall assume any liability arising from the said persons’ violation of relevant terms and conditions in this Agreement.

6.5	Notwithstanding the other provisions of this Agreement, the validity of this Article shall not be affected by the termination of this Agreement.

Article 7 Statements, Undertakings and Commitments of Party A

7.1	Party A hereby makes the following statements and undertakings to Party B:

(1)

It is a limited liability company duly registered and validly existing under the PRC laws as an independent legal person; it has complete and independent legal status and legal capacity to sign, deliver and perform this Agreement and may independently serve as a party of litigation.

(2)

It has full power and authority within the company to enter into and deliver this Agreement and all other documents to be signed by it relating to the transactions described in this Agreement, and it has full power and authority to complete the transactions described herein. This Agreement is legally and properly signed and delivered by it. This Agreement is legally binding on it and is enforceable against it according to the articles hereof.

(3)

It has a complete business license required for its operation when this Agreement comes into effect, and has the full right and qualification to operate Party A’s business it is engaging in within the territory of China.

7.2	Party A further undertakes to Party B as follows:

(1)

It shall provide Party B with the financial statements for the related quarter and the budget for the next quarter within fifteen (15) workdays after the end of each quarter, and provide Party B with the financial statements for the related year and the budget for the next year within thirty (30) workdays after the end of each year.

(2)

It shall promptly inform Party B of the circumstances that have or may have a material adverse effect on Party A’s business and its operation and shall make every effort to prevent the occurrence of such circumstances and/or further losses.

(3)	Without the written consent of Party B, Party A shall not dispose of its important assets in any form, nor shall it change its existing equity structure.

(4)

Upon request by Party B in writing, it shall have all accounts receivable and/or all of its other assets legally owned and disposable at that time, in the manner permitted by laws at that time, as the guarantee to fulfil its payment obligations specified in Article 3 of this Agreement.

(5)

It shall compensate Party B for all losses suffered or likely to suffered by Party B and protect Party B from any damage due to provision of the services, including but not limited to any loss arising from litigation, recovery, arbitration and claim for compensation lodged by any third party against it or administrative investigation and penalty by the government authorities. However, losses arising from Party B’s wilful or gross negligence shall not be included in the compensation.

Article 8 Party B’s Statements and Undertakings

8.1	Party B hereby makes the following statements and undertakings to Party A:

(1)

It is a limited liability company duly registered and validly subsisting under the PRC laws as an independent legal person; it has complete and independent legal status and legal capacity to sign, deliver and perform this Agreement and may independently serve as a party of litigation.

(2)

It has full power and authority within the company to enter into and deliver this Agreement and all other documents to be signed by it relating to the transactions described in this Agreement, and it has full power and authority to complete the transactions described herein. This Agreement is legally and properly signed and delivered by it. This Agreement is legally binding on it and is enforceable against it according to the articles hereof.

Article 9 Validity Period of this Agreement

9.1

This Agreement shall take effect from the date of the official signing by both parties, and this agreement is valid for twenty (20) years, unless otherwise specified in this Agreement or the two parties agree to terminate this Agreement in writing.

9.2

Prior to the expiration of this Agreement, the validity of this agreement may be extended upon Party B’s written confirmation. The extended validity period shall be determined by Party B, and Party A shall accept such extended validity periods unconditionally.

9.3

Both parties to the Agreement shall complete the approval and registration formalities for the extension of the business term within three months before expiry of their respective business terms, so as to extend the validity period of this Agreement.

9.4	After termination of this Agreement, the two parties shall still abide by their obligations under Article 6 of this Agreement.

Article 10 Notice

10.1	Any notice, request, demand and other correspondences required by this Agreement or made according to this Agreement shall be served in writing to the parties concerned.

10.2

The aforesaid notices or other correspondences shall be deemed to have been served: (i) upon sending, when sent by fax or telex; (ii) upon receipt, when delivered personally; or (iii) five (5) days after being posted, when sent by post.

Article 11 Default Liabilities

11.1

The two parties agree and confirm that if any party (hereinafter referred to as the “Defaulting Party”) substantially breaches any agreement hereunder or substantially fails to fulfil or delays fulfilling any obligation hereunder, thus constituting a default hereunder (hereinafter referred to as “Default”), the Observant Party shall have the right to require the Defaulting Party to make corrections or take remedial measures within a reasonable period. If the Defaulting Party fails to make corrections or take remedial measures within a reasonable period or within ten (10) days after the Observant Party notifies the Defaulting Party in writing and makes a request for correction, the Observant Party shall have the right to decide on its own (1) to terminate this Agreement, and require the Defaulting Party to give full compensation for damages; or (2) to require the Defaulting Party to fulfil its obligations hereunder in a compulsory manner and give full compensation for damages.

11.2

Notwithstanding Article 11.1 above, the two parties agree and confirm that under no circumstances shall Party A request the termination of this Agreement for any reason unless otherwise provided by laws or this Agreement.

11.3	Notwithstanding the other provisions of this Agreement, the validity of Article 11 shall not be affected by the termination of this Agreement.

Article 12 Force Majeure

12.1

Where Either Party is directly affected in performing this Agreement or cannot perform this Agreement on the agreed conditions because of earthquake, typhoon, flood, fire, war, computer virus, design flaws of instrumental software, Internet hacking attacks, changes in policies or laws, and any other force majeure event which cannot be foreseen or the consequence of which cannot be prevented or avoided, the affected party shall immediately notify the other party by fax and shall provide, within thirty (30) days, details of the force majeure and documentary proof of reasons for failure or delay in performance of this Agreement. Such documentary proof shall be issued by the notary authority of the place where the force majeure occurred. The two parties negotiate whether the performance of this Agreement shall be partially exempted or postponed according to the degree to which such performance is affected by the force majeure event. The two parties shall not be liable for any economic losses caused to them by the force majeure event.

Article 13 Other Matters

13.1	This Agreement is executed in Chinese in two (2) original copies, with one (1) held by either party thereto.

13.2	The conclusion, validity, performance, modification, interpretation and termination of this Agreement shall be governed by the PRC laws.

13.3

Any dispute arising out of or in connection with this Agreement shall be settled through negotiation by the parties. If the two parties fail to reach an agreement within thirty (30) days after the occurrence of the dispute, the dispute shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in Beijing pursuant to the arbitration rules thereof in effect at the time of submission. The arbitration award shall be final and binding on the parties.

13.4

Any rights, powers and remedies conferred on two parties by any terms of this Agreement shall not preclude any other rights, powers or remedies conferred on it under the laws and other terms of this Agreement, and either party’s exercise of its rights, powers and remedies shall not preclude it from exercising other rights, powers and remedies enjoyed by it.

13.5

Either party’s failure to exercise or delay in exercising any rights, powers and remedies (hereinafter referred to as the “Rights”) conferred on it under this Agreement or laws shall not result in its waiver of the Rights, and the waiver of any single or part of the Rights shall also not preclude it from exercising the Rights in other ways and exercising the other Rights.

13.6	The titles to the articles of this Agreement are for index purposes only and shall not be used for or affect the interpretation of the provisions of this Agreement under any circumstances.

13.7

Each term of this Agreement is severable and independent from every other terms. If any one or more terms of this Agreement become invalid, illegal or unenforceable at any time, the validity, legality and enforceability of other terms of this Agreement shall not in any way be affected thereby.

13.8	Any amendment and supplement to this Agreement shall be executed in writing and shall take effect upon being duly signed by both parties thereto.

13.9	Except as otherwise agreed herein, neither party shall assign any of its rights and/or obligations hereunder to any third party without the prior written consent of the other party.

13.10	This Agreement shall be binding on the legal successors of both parties.

[This page is the Signing Page]

In witness whereof, this Exclusive Consultation and Technical Services Agreement has been signed by both parties on the date first above written.

Party A: Beijing Kingsoft Cloud Network Technology Co., Ltd. /s/ Seal of Beijing Kingsoft Cloud Network Technology Co., Ltd.

Signature:	/s/ Jun Lei
Name:	Jun Lei
Position:	Legal representative

Party B: Beijing Kingsoft Cloud Technology Co., Ltd. /s/ Seal of Beijing Kingsoft Cloud Technology Co., Ltd.

Signature:	/s/ Hongjiang Zhang
Name:	Hongjiang Zhang
Position:	Legal representative

Supplemental Exclusive Consultation and Technical Service Agreement

The Supplemental Exclusive Consultation and Technical Service Agreement (hereinafter referred to as “this Agreement”) was executed by and among the following parties in the People’s Republic of China (hereinafter referred to as the “PRC”) on November 29, 2019:

Party A: Beijing Kingsoft Cloud Network Technology Co., Ltd., a limited liability company established under PRC laws (“Kingsoft Cloud Network”);

Party B: Beijing Kingsoft Cloud Technology Co., Ltd., a limited liability company established under PRC laws (“Kingsoft Cloud Technology” or “WFOE”);

Party C: Zhuhai Kingsoft Cloud Technology Co., Ltd., a limited liability company established under PRC laws (“Zhuhai Kingsoft Cloud”);

Party A, Party B and Party C are individually referred to as “one party” and collectively referred to as “the parties” herein.

Whereas: Kingsoft Cloud Network and Kingsoft Cloud Technology signed on 9 November 2012 an Exclusive Consultation and Technical Service Agreement (“Exclusive Consultation and Technical Service Agreement”), which specified that Kingsoft Cloud Technology shall provide services to Kingsoft Cloud Network, including permitting Kingsoft Cloud Network to use the software, copyright and proprietary technology of Kingsoft Cloud Technology and Kingsoft Cloud Technology providing Kingsoft Cloud Network with comprehensive operation and management technological solutions. Kingsoft Cloud Network shall pay Kingsoft Cloud Technology a business service fee equivalent to 100% of the balance net of the business cost of Kingsoft Cloud Network.

The parties hereby arrive at the following supplemental agreement upon negotiation. The terms used but not defined in this Agreement shall have the same meanings as those in the Exclusive Consultation and Technical Service Agreement:

1.	General Transfer

1.1

Kingsoft Cloud Network agrees to transfer both its rights and obligations under the Exclusive Consultation and Technical Service Agreement to Zhuhai Kingsoft Cloud from the effective date of this Agreement, and Zhuhai Kingsoft Cloud agrees to generally receive the rights and obligations of Kingsoft Cloud Network under the Exclusive Consultation and Technical Service Agreement.

1.2

Kingsoft Cloud Technology agrees and confirms that since the effective date of this Agreement, the rights and obligations of Kingsoft Cloud Network under the Exclusive Consultation and Technical Service Agreement are generally enjoyed or assumed by Zhuhai Kingsoft Cloud.

1.3

Kingsoft Cloud Network and Kingsoft Cloud Technology confirm that there is no dispute between them regarding the performance of the Exclusive Consultation and Technical Service Agreement, and both parties hereby irrevocably and unconditionally waive any type or nature of possible dispute, claim, request, right, obligation, responsibility, action, contract or cause of action against the other party in the past, present or future in direct or indirect relation with or arising from the rights and obligations of the two parties under the Exclusive Consultation and Technical Service Agreement.

2.	Amendment to Article 9.1 of the Exclusive Consultation and Technical Service Agreement

2.1

The parties agree and confirm that Article 9.1 of the Exclusive Consultation and Technical Service Agreement shall be amended as follows: “This Agreement shall take effect as from the date of signing by both parties, and shall be valid for twenty (20) years, unless otherwise specified in this Agreement or the WFOE unilaterally decides to terminate this Agreement.”

3.	Amendment to Article 11.2 of the Exclusive Consultation and Technical Service Agreement

3.1	The parties agree and confirm that Article 11.2 of the Exclusive Consultation and Technical Service Agreement is amended as:

“Notwithstanding Article 11.1 above, both parties agree and confirm that under no circumstances shall Zhuhai Kingsoft Cloud request the termination of this Agreement for any reason unless otherwise provided by laws or this Agreement. However, the WFOE, under any circumstance, shall be entitled to unilaterally terminate this Agreement. The WFOE shall be entitled to request any amendment and supplement to this Agreement, and when the WFOE proposes such request, Zhuhai Kingsoft Cloud shall assist it in signing relevant agreements. Any amendment and supplement to this Agreement signed by both parties shall constitute an integral part of this Agreement and shall have the same legal force as this Agreement.”

4.	Governing Laws and Settlement of Disputes

4.1	Governing laws

The conclusion, validity, interpretation, performance, modification and termination of this Agreement and settlement of disputes thereunder shall be governed by the PRC laws.

4.2	Settlement of disputes

Any dispute arising from the interpretation and performance of this Agreement shall be settled preferably by the parties thereto through friendly negotiation. If the dispute cannot be resolved within 30 days after one party sends to the other parties a written request of resolving the dispute through negotiation, any party may refer the relevant dispute to China International Economic and Trade Arbitration Commission for arbitration pursuant to the arbitration rules thereof. The arbitration shall be held in Beijing. The arbitration award shall be final and binding on the parties.

5.	Confidentiality Obligations

5.1

The parties acknowledge and determine that any oral or written information related to this Agreement or the contents thereof or exchanged among one another for the preparation or performance of this Agreement is deemed to be confidential. The parties shall keep all such confidential information confidential and shall not disclose any confidential information to any third party without the written consent of the other parties, except for the following information: (a) any information that is or will be in the public domain (other than through the receiving party’s unauthorized disclosure); (b) any information required to be disclosed in accordance with governing laws and regulations, stock trading rules, or orders of government departments or a court; or (c) information required to be disclosed by any party to its shareholders, directors, employees or legal or financial advisers in connection with the transaction described in this Agreement (the said shareholder, director, employee or legal or financial advisor is also required to be bound by confidentiality obligations similar to those in this article). Disclosure of confidential information by any shareholder, director, employee or hired agency of any party shall also be deemed as disclosure of confidential information by that party, which party shall be liable for breach of contract according to this Agreement.

6.	Others

6.1	Language

This Agreement shall be executed in Chinese and in three counterparts, with one held by each party. Each copy shall have the same legal force. This Agreement may have multiple signed copies, which constitute one and the same document. Signatures by fax or email or other e-signatures shall have the same legal effect as the original signature.

6.2	Title

The titles of this Agreement are set to facilitate reading only and shall not be used to interpret, explain or otherwise affect the meaning of the provisions of this Agreement.

6.3	Entry into Force

This Agreement shall take effect from the date of signing by the parties.

6.4	Entire Agreement

This Agreement constitutes an amendment and supplement to the Exclusive Consultation and Technical Service Agreement. In case of any inconsistency or conflict between this Agreement and the Exclusive Consultation and Technical Service Agreement, this Agreement shall prevail. The validity of relevant stipulations under this Agreement is superior to the same under the Exclusive Consultation and Technical Service Agreement. Matters not covered herein shall be as specified in the Exclusive Consultation and Technical Service Agreement.

[The remainder is intentionally left blank]

The parties have duly signed this Agreement on the date first above written

Beijing Kingsoft Cloud Network Technology Co., Ltd. /s/ Seal of Beijing Kingsoft Cloud Network Technology Co., Ltd.

Signature:
Name:
Position: Legal representative

The parties have duly signed this Agreement on the date first above written

Beijing Kingsoft Cloud Technology Co., Ltd. /s/ Seal of Beijing Kingsoft Cloud Technology Co., Ltd.

Signature:
Name:
Position: Legal representative

The parties have duly signed this Agreement on the date first above written

Zhuhai Kingsoft Cloud Technology Co., Ltd. /s/ Seal of Zhuhai Kingsoft Cloud Technology Co., Ltd.

Signature:
Name:
Position: Legal representative